Exhibit F

                               Balch & Bingham LLP
                             1901 Sixth Avenue North
                                   Suite 2600
                            Birmingham, Alabama 35203
                                 (205) 251-8100


                                 August 17, 2001




Securities and Exchange Commission
Washington, D.C.   20549

      Re:      Statement on Form U-1 of
               Alabama Power Company
               (Herein called the "Company")

Gentlemen:

         We have read the statement referred to above which relates to the Company's proposal for the sale of distribution line poles to telephone and other utility companies, and we are familiar with the proceedings thereunder. We are of the opinion that the Company is validly organized and duly existing as a corporation under the laws of the State of Alabama and that, upon the issuance of your order in this matter with respect to the proposed transaction described in such Statement on Form U-1, and in the event that the proposed transaction is consummated in accordance with such Statement on Form U-1:

                    (a) all State laws applicable to the proposed transaction will have been complied with; and

                    (b) the consummation of the proposed transaction will not violate the legal rights of the holders of any securities issued by the Company or any associate company thereof.

         We hereby give our written consent to the use of this opinion in connection with the above-mentioned Statement on Form U-1.

                                                 Very truly yours,

                                                 /s/Balch & Bingham LLP

                                                 Balch & Bingham LLP